SUMMARY OF UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the reverse merger transaction (the “Recapitalization” or the “Reverse Merger”) between Cellteck Inc. (“Cellteck”), EOS Petro, Inc. (“Eos”) and EOS Merger Sub., Inc. (“Merger Sub”).  In the Reverse Merger, Merger Sub was merged with and into Eos, and Eos, as the surviving corporation, became a wholly-owned subsidiary of Cellteck. On October 12, 2012, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), entered into by and between Cellteck, Inc., a Nevada corporation (“Cellteck”), Eos Petro, Inc., a Delaware corporation (“Eos”), and Eos Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Cellteck (“Merger Sub”), dated July 16, 2012, Merger Sub merged into Eos, with Eos being the surviving entity (the “Merger”). As a result of the Merger, Eos became a wholly-owned subsidiary of Cellteck.

  As of the closing of the transaction, each issued and outstanding share of common stock of Eos, was automatically converted into the right to receive one share of Cellteck Series B preferred stock, At the closing, Cellteck issued 37,850,044 shares of Series B preferred stock to the former Eos stockholders, subject to the rights of the stockholders of Eos to exercise and perfect their appraisal rights under applicable provisions of Delaware law to accept cash in lieu of shares of the equity securities of Cellteck. Each share of Cellteck Series B preferred stock is convertible into 800 shares of Cellteck common stock and will automatically convert into shares of Cellteck common stock upon the filing of an amendment to the articles of incorporation for the authorization of a sufficient number of shares of common stock to convert all issued and outstanding shares of Series B preferred stock into common stock. Simultaneously with the closing of the Merger the holders of 40,000,000 shares of our Series A preferred stock converted their shares into 100,000 shares of Series B preferred stock; and the holders of $150,000 of outstanding indebtedness converted such debt into 5,900,000 shares of Series B preferred stock, 2,805,000 shares of which were sold to former Eos stockholders. In addition to the conversion of the $150,000 of outstanding indebtedness into preferred stock, EOS assumed $54,340 of net liabilities that will be reflected as a cost of the transaction.

Upon completion of the Merger and assuming the conversion of the Series B preferred stock into shares of our common stock, the former stockholders of Eos own approximately 93% of the then outstanding shares of Cellteck common stock (including shares of Series B preferred stock convertible into shares of Cellteck common stock) and the holders of Cellteck previously outstanding debt and outstanding shares of Cellteck common stock own the balance. As the owners and management of EOS have voting and operating control of Cellteck after the Reverse Merger the transaction is accounted for as a recapitalization of Cellteck with Eos deemed the acquiring company for accounting purposes, and Cellteck deemed the legal acquirer. Due to the change in control, the consolidated financial statements going forward will reflect the historical results of Eos prior to the Merger and that of the combined company following the Merger, and will not include the historical financial results of Cellteck prior to the completion of the Merger. Common stock and the corresponding capital amounts of the Company pre-Merger will be retroactively restated as capital stock shares reflecting the exchange ratio in the Merger.

The unaudited pro forma balance sheet as of June 30, 2012 and the unaudited combined statement of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 presented herein gives effect to the reverse merger as if the transaction had occurred at the beginning of such period and includes certain adjustments that are directly attributable to the transaction, which are expected to have a continuing impact on Eos, and are factually supportable, as summarized in the accompanying notes.

The unaudited pro forma combined financial information is provided for illustrative purposes only. The unaudited pro forma combined financial information presented herein is based on management’s estimate of the effects of the reverse merger, had such transaction occurred on the dates indicated herein, based on currently available information and certain assumptions and estimates that the Company believes are reasonable under the circumstances. The unaudited pro forma combined financial information is not necessarily indicative of the results of operations or financial position that actually would have been achieved had the reverse merger been consummated on the dates indicated, or that may be achieved in the future.

The unaudited pro forma combined financial information presented herein should be read in conjunction with the financial statements of the Eos contained elsewhere in this Current Report on Form 8-K, as filed with the Securities and Exchange Commission, Cellteck’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 30, 2012, and Cellteck’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, as filed with the Securities and Exchange Commission on August 14, 2012.

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CELLTECK, INC. and EOS PETRO INC.

PRO FORMA COMBINED BALANCE SHEET

JUNE 30, 2012

(unaudited)

	EOS
	Petro,	Cellteck
	Inc.	Inc.	Adj	Pro Forma		Pro Forma
	(Historical)	(Historical)	#	Adjustments		Combined

Assets

Current assets:
Cash and cash equivalents	$13,901	$2		$		$13,903
Prepaid Expenses	12,940	-				12,940
Inventory for resale	-	272				272
Total current assets	26,841	274				27,115

Property and equipment
Unproved properties and properties under development, not being amortized	161,855	-				161,855
Other property plant and equipment	6,000	-				6,000
Total property and equipment	167,855	-				167,855

Total assets	$194,696	$274		$		$194,970

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:
Accounts payable	$350,643	$25,000			$-	$375,643
Accrued expenses	264,724	-				264,724
Advances from shareholder	67,458	179,614	B		(150,000)	97,072
Notes payable	950,000	-				950,000

Total current liabilities	1,632,825	204,614			$(150,000)	1,687,439

Stockholders’ equity (deficiency):
Series A preferred stock	400,000	4,000	B		(4,000)	400,000
Series B preferred stock	-	-	A		3,676	4,276
			B		10
			B		590
Common stock	3,676	6,163	A		(3,676)	6,163

Stock subscription receivable	(88,200)	-				(88,200)

Additional paid-in capital	843,051	36,463	B		153,400	1,032,914

Accumulated deficit	(2,596,656)	(250,966)				(2,847,622)
Total stockholders’ (deficiency)	(1,438,129)	(204,340)			150,000	(1,492,469)

Total liabilities and stockholders’ equity (deficiency)	$194,696	$274			$-	$194,970

See Notes and Assumptions to Pro Forma Combined Financial Statements.

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CELLTECK, INC. and EOS PETRO INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012

(unaudited)

	EOS
	Petro,	Cellteck
	Inc.	Inc.	Adj	Pro Forma	Pro Forma
	(Historical)	(Historical)	#	Adjustments	Combined

Revenues	$16,474	$7,350			$23,824

Costs and expenses:
Cost of sales	-	804			804
Lease operating expense	154,474	-			154,474
Production costs	19,406	-			19,406
General and administrative	389,517	10,932			400,449
Total costs and expenses	(563,397)	(11,736)			(575,133)

Operating loss	(546,923)	(4,386)			(551,309)

Other income (expense):
Interest expense	(399,076)	-			(399,076)

Net loss	(945,999)	(4,386)			(950,385)

Loss per share:
Basic and diluted (C)					$(0.15)

Weighted average number of common shares outstanding:
Stated in 000’s
Basic and diluted (C)					61,634

See Notes and Assumptions to Pro Forma Combined Financial Statements.

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CELLTECK, INC.

NOTES AND ASSUMPTIONS TO PRO FORMA COMBINED FINANCIAL STATEMENTS

(unaudited)

(A)	As of the closing of the transaction, each issued and outstanding share of common stock of Eos, was automatically converted into one share of Cellteck Series B preferred stock.

(B)	To adjust Cellteck stockholders’ equity (deficiency) accounts to reflect the effects of the recapitalization, including 40,000,000 shares of Cellteck Series A preferred stock converted into 100,000 shares of Series B preferred stock; and the holders of $150,000 of outstanding indebtedness converted such debt into 5,900,000 shares of Series B preferred stock.

(C)	Pro forma basic and diluted loss per common share is based on the weighted average number of common shares which would have been outstanding during the period if the recapitalization had occurred at June 30, 2012, and reflects the exchange of common stock of EOS for the Series B preferred stock of Cellteck. In computing pro forma diluted net loss per share, no effect has been given to common shares issuable upon conversion of the Series B stock as the effect would be anti-dilutive.

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after June 30, 2012 by both EOS and Cellteck to consummate the Reverse Merger, except as noted above.  Merger costs include fees payable for investment banking services, legal fees and accounting fees.  Such costs will be expensed as incurred.

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CELLTECK, INC. and EOS PETRO INC.

PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(unaudited)

	EOS
	Petro,	Cellteck
	Inc.	Inc.	Adj	Pro Forma	Pro Forma
	(Historical)	(Historical)	#	Adjustments	Combined

Revenues	$30,968	$16,559			$47,527

Costs and expenses:
Cost of sales	-	2,140			2,140
Lease operating expense	75,411	-			75,411
Production costs	390,562	-			390,562
General and administrative	1,135,445	21,890			1,157,335
Total costs and expenses	(1,601,418)	(24,030)			(1,625,448)

Operating loss	(1,570,450)	(7,471)			(1,577,921)

Other income (expense):
Interest expense	(56,898)	-			(56,898)

Net loss	(1,627,348)	(7,471)			(1,634,819)

Loss per share:
Basic and diluted (C)					$(0.26)

Weighted average number of common shares outstanding:
Stated in 000’s
Basic and diluted (C)					61,634

See Notes and Assumptions to Pro Forma Combined Financial Statements.

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